Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement, which is expected to be filed with the United States Securities and Exchange Commission (the “SEC”) on or about December 6, 2012, on Form S-3 and the related prospectus of Pacific Mercantile Bancorp and subsidiaries (the “Company”) of our report dated February 24, 2012 (which expresses an unqualified opinion and includes an explanatory paragraph relating to uncertainty associated with certain regulatory actions) with respect to the audits of the consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 which was filed with the SEC on February 27, 2012.

We also consent to the reference to us under the heading “Experts” in the prospectus, which is a part of this Registration Statement.

/s/     SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California

December 6, 2012